WOLVERINE TUBE ANNOUNCES RECAPITALIZATION

            PLAN Plainfield Asset Management and The Alpine Group to

                            Invest up to $75 million

                         -Board and Management Changes-

HUNTSVILLE, AL, February 1, 2007 -- Wolverine Tube, Inc. (OTC:WLVT.PK) today announced a recapitalization plan as a result of its efforts to strengthen its balance sheet, reduce its financing costs and enhance its overall capital structure. An investor group comprised of Plainfield Special Situations Master Fund Limited, a fund managed by Plainfield Asset Management LLC ("Plainfield"), and The Alpine Group, Inc. ("Alpine") will invest up to $75 million in the Company through purchasing new convertible preferred equity and providing a standby commitment to a common stock rights offering, which will be available to all Wolverine shareholders. This recapitalization plan will provide a minimum of $75 million and could reach as much as approximately $135 million of equity proceeds to the Company. The Company also announced that it will initiate an exchange offer to exchange and modify the terms of its existing debt.

Under the terms of the definitive investment agreement among the parties (the "Agreement"), Plainfield and Alpine will invest $50 million in cash in Wolverine in exchange for 50,000 newly issued shares of Series A Convertible Preferred Stock. The Series A Preferred Stock will have an annual dividend rate of 8.0%, payable quarterly, and will be convertible into shares of Wolverine common stock at the option of the holders, in whole or in part, at any time. The conversion price will be the lower of $1.10 per share or the average closing price of Wolverine's common stock for the 10 trading days from today's announcement (the "Offer Price"). The Series A Preferred Stock will vote with the common stock on an as-converted basis on all matters.

The Company also plans to raise up to an additional $51.1 million through an equity rights offering to Wolverine shareholders at the Offer Price. Pursuant to the rights offering, the existing stockholders of the Company will receive, pro rata in proportion to the number of shares of common stock owned by them, transferable rights to purchase, in the aggregate, up to $51.1 million of common stock to be issued by the Company at a price per share equal to the conversion price of the new Series A Preferred Stock. Plainfield and Alpine will provide a standby commitment of up to $25 million in cash for the rights offering by agreeing to purchase additional shares of Series A Preferred Stock to the extent that proceeds from the rights offering are less than $25 million. If the participation of Wolverine stockholders in the rights offering would cause Plainfield and Alpine to own less than 55% of the Company on a fully diluted, as-converted basis, Plainfield and Alpine have an option to purchase additional shares of Series A Preferred Stock at the Offer Price to bring their collective ownership to 55% on a fully diluted, as-converted basis.

Also pursuant to the Agreement, the Company expects to conduct an exchange offer with respect to its 7.375% Senior Notes due in August 2008. In this exchange offer, the Company will offer to issue $1,000 principal amount of senior notes similar to its

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existing 10.5% Senior Notes due 2009, but with less restrictive covenants, in exchange for each $1,000 principal amount of its 7.375% Senior Notes due 2008 validly tendered. Plainfield and Alpine have agreed to cause to be tendered at least $25 million of 7.375% Senior Notes due 2008 into the exchange offer. The Company will also seek consents to amend the Indenture under which the 7.375% Senior Notes due 2008 were issued to remove substantially all of the restrictive covenants contained therein. Neither shareholder approval nor completion of the exchange offer for the 7.375% Senior Notes are a condition of the initial $50 million investment by Plainfield and Alpine, but shareholder approval of a charter amendment to increase the number of authorized shares of common stock is necessary in order to conduct the rights offering, and the additional investment by Plainfield and Alpine is dependent on the consummation of the rights offering.

Chip Manning, Wolverine's President and Chief Executive Officer stated, "We are very pleased that the balance sheet restructuring efforts we have been engaged in have yielded a positive solution and the Company has attracted two strong investors, Plainfield and Alpine, who I am sure will help lead the Company to the next level in its development."

Jed Deason, Wolverine's Senior Vice President and Chief Financial Officer stated, "We are extremely pleased to have reached this agreement, which is a significant milestone in Wolverine's plan to strengthen its balance sheet and overall capital structure. The recapitalization plan will address our liquidity issues and set us on a course to full financial health, while at the same time freeing up resources to refocus on running and improving our operations. This plan represents a powerful endorsement of Wolverine's core business by two experienced partners and positively underscores the Company's future prospects."

Deason continued, "We will continue to provide the same high-quality products and services to our dedicated customers. We look forward to further building and expanding our relationships with them. This is also good news for our employees, vendors and other constituents."

The Company also announced that after the closing of the transaction, Wolverine's Board of Directors will consist of three current directors and four new Directors to be designated by Plainfield and Alpine. Chip Manning, the Company's Chief Executive Officer will resign that position effective as of the closing. Harold Karp, Senior Vice President of Alpine, will become the Company's President and Chief Operating Officer. In addition, Steven S. Elbaum, Chairman and Chief Executive Officer of Alpine, will become Chairman of the Company.

The agreement is subject to customary closing conditions, including the receipt of consents from certain third parties and is expected to close before the end of February 2007.

Wolverine is a leading manufacturer of copper and copper alloy tubular products used in a wide range of applications across many industrial, commercial and residential markets

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around the world. Wolverine was founded in 1916 and currently operates in the
United States, Canada, Mexico, The Netherlands, Portugal and China. Wolverine had revenues of approximately $1.1 billion for the nine months ended October 1, 2006. As of December 31, 2006, Wolverine has approximately 2600 employees.

Plainfield, based in Greenwich, Connecticut, is an investment advisor registered with the Securities and Exchange Commission. Plainfield manages in excess of $2.2 billion of investment capital for institutions and high net worth individuals based in the United States and abroad. The firm was founded in February 2005 by Max Holmes, and the Plainfield Special Situations Master Fund was launched in May 2005.

The Alpine Group, Inc. (OTC: APNI.OB) has substantial experience in operating and actively managing companies in which it invests capital. Alpine has focused on industrial and other businesses that are underperforming, experiencing financial constraints and will benefit from operational improvements, consolidation and an improved capital structure. Alpine has actively invested in and operated leading domestic and global manufacturers of specialty materials, coatings, wire and cable products and electronic components.



CONTACTS:

Investors:                 Media:
Wolverine Tube, Inc.       Sard Verbinnen & Co
James E. Deason            Denise DesChenes/Lesley Bogdanow/Jane Simmons
Senior Vice President,     (212) 687-8080
Chief Financial Officer
(256) 580-3625

Forward Looking Statement
This press release includes forward-looking statements, made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, regarding the issuance and sale of the Series A Preferred Stock by the Company. Such statements are based on current expectations, as well as management's beliefs and assumptions about the Company's business and other information currently available. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, (i) our stockholders' approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock, (ii) the level of participation by our stockholders in the proposed rights offering,
(iii) the level of participation by the holders of our 7.375% Senior Notes due 2008 in the proposed exchange offer, (iv) the satisfaction of the conditions to closing contained in the Agreement, and (v) the effect of economic and business conditions. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. A discussion of other risks

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and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.

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